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                                                            EXHIBIT 11.1

                                                 Universal Insurance Holdings, Inc.

                                       Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the nine-month and three-month periods ended September 30, 2007 and 2006.


                                              Nine Months Ended                                      Nine Months Ended
                                             September   30, 2007                                   September 30, 2006
                                             --------------------                                   ------------------

                                      Income                                                Income
                                      Available                                             Available
                                      to Common                           Per-Share         to Common                      Per-Share
                                      Stockholders          Shares        Amount            Stockholders         Shares     Amount
                                      ------------          ------        ---------         ------------       ----------  ---------
Net income                            $43,738,965                                           $9,049,927
   Less: Preferred stock dividends       (37,464)                                             (37,464)
   Income available to common         -----------                                           ----------
   stockholders                       $43,701,501         35,528,000      $1.23             $9,012,463         34,409,000   $0.26
                                                                          =====                                             =====
Effect of dilutive securities:

   Stock options and warrants                 ---          5,154,000       (0.15)                  ---          2,193,000   (0.01)
   Preferred stock                         37,464            568,000       (0.02)               37,464            568,000   (0.01)
                                      -----------         ----------      -------           ----------         ----------   ------
Income available to common
   stockholders and assumed
   conversion                         $43,738,965         41,250,000       $1.06            $9,049,927         37,170,000   $0.24
                                      ===========         ==========       =====            ==========         ==========   =====


                                              Three Months Ended                                    Three Months Ended
                                              September 30, 2007                                    September 30, 2006
                                              ------------------                                    ------------------

                                      Income                                                Income
                                      Available                                             Available
                                      to Common                          Per-Share          to Common                     Per-Share
                                      Stockholders          Shares         Amount           Stockholders         Shares     Amount
                                      ------------        ----------      ---------         ------------       ----------  ---------

Net income                            $13,810,702                                           $3,763,742
Less: Preferred stock dividends          (12,488)                                             (12,488)
Income available to common            -----------                                          -----------
   stockholders                       $13,798,214         35,763,000       $0.39            $3,751,254         34,891,000   $0.11
                                                                           =====                                            =====
Effect of dilutive securities:

   Stock options and warrants                 ---          5,219,000       (0.05)                  ---          2,735,000   (0.01)
   Preferred stock                         12,488            568,000       (0.01)               12,488            568,000     ---
Income available to common                 ------            -------       ------               ------            -------   ------
   stockholders and assumed
   conversion                         $13,810,702         41,550,000       $0.33            $3,763,742         38,194,000   $0.10
                                      ===========         ==========       =====            ==========         ==========   =====
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